UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Item 3.03.Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2019, FuelCell Energy, Inc. (the “Company”) filed a Certificate of Amendment of the Certificate of Incorporation of the Company with the Secretary of State of Delaware (the “Certificate of Amendment”) to effect a 1-for-12 reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effective as of 5:00 p.m. Eastern Time on May 8, 2019.  The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 183,411,230 shares to approximately 15,284,269 shares, subject to adjustment for the payment of cash in lieu of fractional shares (as described below).  The Reverse Stock Split will not change the total number of shares of Common Stock or preferred stock authorized for issuance by the Company.

As previously disclosed, the Company’s stockholders approved a Reverse Stock Split of the Common Stock at the annual meeting of stockholders on April 4, 2019, in a range of not less than three shares and not more than twelve shares into one share of Common Stock, with the exact ratio within such range to be determined by the Board of Directors of the Company (the “Board”).  The Board determined to effect the Reverse Stock Split at a ratio of 1-for-12, and approved the corresponding final form of the Certificate of Amendment.

The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on May 8, 2019, at which time every twelve shares of the Company’s issued and outstanding Common Stock will be automatically converted into one issued and outstanding share of Common Stock, without any change in the par value per share.

No fractional shares will be issued as a result of the Reverse Stock Split.  Any holders of Common Stock who would otherwise be entitled to a fractional share will receive, in lieu thereof, a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on The Nasdaq Global Market, as of May 8, 2019 (the date of filing of the Certificate of Amendment).

The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Global Market on May 9, 2019. The trading symbol for the Common Stock will remain “FCEL.”  The new CUSIP number for the Common Stock following the Reverse Stock Split is 35952H 601.

With respect to each of the FuelCell Energy, Inc. 2006 Equity Incentive Plan, the FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan, and the FuelCell Energy, Inc. 2018 Omnibus Incentive Plan (each, an “Equity Incentive Plan,” and, collectively, the “Equity Incentive Plans”), equitable adjustments will be made in connection with the Reverse Stock Split to: (i) the number of shares in respect of which awards may be made under the Equity Incentive Plans; (ii) the number of shares subject to outstanding awards under the Equity Incentive Plans; and (iii) the award, exercise or conversion price with respect to any of the foregoing, in a manner consistent with the terms of the Equity Incentive Plans.  More specifically, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested restricted stock will be reduced proportionately.  These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the Reverse Stock Split.  If the equitable adjustments described in clause (ii) above result in an award being subject to a fractional share, such fractional share will be cancelled on the effective date of the Reverse Stock Split for no consideration.

In addition, with respect to the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”), proportionate adjustments will be made in connection with the Reverse Stock Split to: (i) the total number of shares available for purchase under the ESPP, in accordance with the terms of the ESPP; (ii) with respect to each option outstanding under the ESPP at the effective time of the Reverse Stock Split, the option exercise price, in accordance with the terms of the ESPP; and (iii) the per-offering limit on the number of shares that may be purchased, as provided in Section 5 of the ESPP.

Finally, adjustments required in connection with the Reverse Stock Split will be made with respect to any other equity-based plans or any equity-based provisions in any agreements that are linked to shares of Common Stock, including, but not limited to, adjustments to conversion prices, conversion rates, exercise prices, and exchange prices (as applicable) under: (i) the Amended Certificate of Designation of 5% Series B Cumulative Convertible Perpetual Preferred Stock of the Company; (ii) the Certificate of

Designations, Preferences and Rights of the Series C Convertible Preferred Stock of the Company; (iii) the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company; (iv) the Series C Warrants to Purchase Common Stock issued by the Company in May 2017; and (v) the Articles of Amendment (and related documents) of FCE FuelCell Energy Ltd. with respect to its Class A Cumulative Redeemable Exchangeable Preferred Shares.

Item 8.01.Other Events.

On May 8, 2019, the Company issued a press release announcing the effectiveness of the Reverse Stock Split.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of FuelCell Energy, Inc., dated May 8, 2019.

99.1	FuelCell Energy, Inc. Press Release, dated May 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 8, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer